Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-241005) and S-8 (Nos. 333-228284, 333-226471, 333-203860, 333-173732, 333-71182, 333-71104) of Strategic Education, Inc. of our report dated February 27, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Washington, DC
February 27, 2023